     As filed with the Securities and Exchange Commission on March 5, 2002
                                                     REGISTRATION NO. __________
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           ENCORE ACQUISITION COMPANY
             (Exact name of registrant as specified in its charter)

          DELAWARE                                            75-2759650
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)


                       777 MAIN STREET, SUITE 1400
                             FORT WORTH, TEXAS                   76102
                 (Address of Principal Executive Offices)     (Zip Code)


              ENCORE ACQUISITION COMPANY 2000 INCENTIVE STOCK PLAN
                            (Full Title of the Plan)


                                 I. JON BRUMLEY
                      CHAIRMAN OF THE BOARD, PRESIDENT AND
                             CHIEF EXECUTIVE OFFICER
                           777 MAIN STREET, SUITE 1400
                             FORT WORTH, TEXAS 76102
                     (Name and Address of Agent for Service)

                                 (817) 877-9955
          (Telephone Number, Including Area Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE

                                                         PROPOSED            PROPOSED
    TITLE OF EACH CLASS                 AMOUNT            MAXIMUM            MAXIMUM
    OF SECURITIES TO BE                 TO BE         OFFERING PRICE        AGGREGATE           AMOUNT OF
         REGISTERED                 REGISTERED(1)      PER SHARE(2)     OFFERING PRICE(2)    REGISTRATION FEE
-------------------------           -------------     --------------    -----------------    ----------------
Common Stock,                           1,802,000        $13.15            $23,687,290           $2,180
$0.01 par value

(1) Pursuant to Rule 416(a), the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2) Pursuant to Rule 457(c) and (h), estimated solely on the basis of the average of the high and low sales price as reported on the New York Stock Exchange for February 28, 2002, in accordance with Rule 457(c) and (h) of the Securities Act of 1933.


================================================================================

         Encore Acquisition Company (the "Company") is filing this registration statement on Form S-8 relating to its Common Stock, par value $0.01 per share, issuable pursuant to the terms of the Company 2000 Incentive Stock Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information required by Part I of this registration statement and the statement of availability of registrant information will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended. In accordance with Rule 428 and the requirements of Part I of this registration statement, such documents are not being filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933. The Company shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Securities and Exchange Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Company incorporates by reference into this registration statement the following documents previously filed with the Securities and Exchange
Commission:

         (1) the Company's consolidated financial statements for the fiscal year ended December 31, 2000, contained in the Company's registration statement on Form S-1, Registration Statement No. 333-47540, filed on March 8, 2001;

         (2) the Company's Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2001, filed on May 14, 2001, for the fiscal quarter ended June 30, 2001, filed on August 9, 2001 and for the fiscal quarter ended September 30, 2001, filed on November 7, 2001.

         (3) the Company's Current Reports on Form 8-K filed on November 16, 2001 and November 30, 2001.

         (4) the description of the Company's common stock, par value $0.01 per share, contained in the Company's registration statement on Form S-1, filed on March 8, 2001; and

         (5) all reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is incorporated in the State of Delaware. Under Section 145 of the Delaware General Corporation Law, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses and liabilities incurred in any such action, suit or proceeding so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of such corporation, and with respect to any criminal action, that they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the corporation, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate. A Delaware corporation also has the power to purchase and maintain insurance on behalf of such persons. Article Eight of the Second Amended and Restated Certificate of Incorporation of the Company provides for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware corporation law.

     The Company entered into indemnification agreements with its officers and directors containing provisions requiring the Company, among other things to indemnify its officers and directors against liabilities that may arise by reason of their status or service as officers or directors, other than liabilities arising from willful misconduct of a culpable nature, and to advance expenses they incur as a result of any proceeding against them as to which they could be indemnified. The Company may in the future enter into such indemnification agreements with any of its officers, employees, agents and future directors. Such indemnification agreements are intended to provide a contractual right to indemnification, to the extent permitted by law, for expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with any proceeding (including, to the extent permitted by law, any derivative action) to which they are, or are threatened to be made, a party by reason of their status in such positions. Such indemnification agreements do not change the basic legal standards for indemnification set forth in Delaware corporation law or the Second Amended and Restated Certificate of Incorporation of the Company. Such provisions are intended to be in furtherance, and not in limitation of, the general right to indemnification provided in the Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws of the Company.

     Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Delaware General Corporation Law (relating to liability for unauthorized dividends or acquisitions or redemptions of capital stock) or (iv) for any transaction from which the director derived an improper personal benefit. Article Eight of the Company's Second Amended and Restated Certificate of Incorporation, as amended, contains such a provision.

     The above discussion of the Company's Second Amended and Restated Certificate of Incorporation and Sections 102(b)(7) and 145 of Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such Second Amended and Restated Certificate of Incorporation and statutes.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable

ITEM 8.  EXHIBITS.

         (a) The following exhibits are filed as part of this registration statement:

         Exhibit               Description

          4.1*    --    Second Amended and Restated Certificate of
                        Incorporation of the Company.

          4.2*    --    Second Amended and Restated Bylaws of the Company.

          4.3*    --    Encore Acquisition Company 2000 Incentive Stock Plan.

          5       --    Opinion of Kelly, Hart & Hallman, P.C. re legality.

          23.1    --    Consent of Andersen LLP.

          23.2    --    Consent of Kelly, Hart & Hallman, P.C., contained in
                        Exhibit 5.

          24      --    Power of Attorney, included on the signature page of
                        this registration statement.

* Incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001.

ITEM 9.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by this registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on March 5, 2002.


                                        ENCORE ACQUISITION COMPANY


                                        By    /s/ I. JON BRUMLEY
                                          -------------------------------------
                                                    I. Jon Brumley
                                            Chairman of the Board, President
                                                and Chief Executive Officer

                                POWER OF ATTORNEY

         The undersigned directors and officers of Encore Acquisition Company hereby appoint each of I. Jon Brumley and Morris B. Smith, with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the SEC and hereby ratify and confirm all that each such attorney-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below:

        SIGNATURE                                      TITLE OR CAPACITY                                DATE
        ---------                                      -----------------                                ----
  /s/   I. JON BRUMLEY                       Chairman of the Board, President, Chief
----------------------------                 Executive Officer and Director                         March 5, 2002
       I. Jon Brumley


  /s/   JON S. BRUMLEY                       Executive Vice President - Business Development,
----------------------------                 Secretary and Director                                 March 5, 2002
       Jon S. Brumley


  /s/   MORRIS B. SMITH                      Chief Financial Officer, Treasurer, Executive
----------------------------                 Vice President and Principal Financial Officer         March 5, 2002
        Morris B. Smith


  /s/   ROBERT C. REEVES                     Vice President, Controller and Principal
----------------------------                 Accounting Officer                                     March 5, 2002
       Robert C. Reeves


  /s/   ARNOLD L. CHAVKIN                    Director                                               March 5, 2002
----------------------------
       Arnold L. Chavkin


/s/   HOWARD H. NEWMAN                       Director                                               March 5, 2002
----------------------------
     Howard H. Newman


/s/   TED A. GARDNER                         Director                                               March 5, 2002
----------------------------
       Ted A. Gardner

/s/   TED COLLINS, JR.                       Director                                               March 5, 2002
----------------------------
     Ted Collins, Jr.


/s/   JAMES A. WINNE, III                    Director                                               March 5, 2002
----------------------------
    James A. Winne, III

                                  EXHIBIT INDEX



EXHIBIT
NUMBER           DESCRIPTION
-------          -----------
5        --      Opinion of Kelly, Hart & Hallman, P.C. re legality.

23.1     --      Consent of Andersen LLP